EXHIBIT 21
SUBSIDIARIES
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
ChartWorld Americas Maritime Services Ltd.	British Columbia, Canada
ChartWorld Asia Pacific Pte. Ltd.	Singapore
ChartWorld Europe GmbH	Germany
ChartWorld GmbH	Germany
Chartworld International Limited	Cyprus
ChartWorld Japan K.K.	Japan
DVTEL India Private Limited	India
DVTEL Israel Ltd.	Israel
FLIR Belgium NV	Belgium
FLIR Commercial Systems AB	Sweden
FLIR Commercial Systems LLC	Russia
FLIR Commercial Systems Mexico, S.A. de C.V.	Mexico
FLIR Integrated Imaging Solutions GmbH	Germany
FLIR Integrated Imaging Solutions, Inc.	British Columbia
FLIR Maritime Asia Pty Ltd.	Australia
FLIR Networked Systems, SLU	Spain
FLIR Optoelectronic Technology (Shanghai) Co., Ltd.	China
FLIR Systems AB	Sweden
FLIR Systems Australia Pty Ltd	Australia
FLIR Systems B.V.	Netherlands
FLIR Systems Brasil Comercio de Cameras Infravermelhas Ltda.	Brazil
FLIR Systems Company Ltd.	Hong Kong
FLIR Systems Estonia OU	Estonia
FLIR Systems France SAS	France
FLIR Systems GmbH	Germany
FLIR Systems Holding AB	Sweden
FLIR Systems India Private Limited	India
FLIR Systems Japan K.K.	Japan
FLIR Systems Korea Co., Ltd.	South Korea
FLIR Systems Limited	United Kingdom
FLIR Systems Middle East DWC-LLC	United Arab Emirates

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
FLIR Systems Middle East FZE (dormant)	United Arab Emirates
FLIR Systems SRL	Italy
FLIR Systems Trading Belgium BV	Belgium
FLIR Unmanned Aerial Systems AS	Norway
FLIR Unmanned Aerial Systems ULC	British Columbia
FSI Holdings C.V.	Netherlands
Gas Performance Testing Services Ltd (dormant)	United Kingdom
GMI Group Holdings Limited	United Kingdom
Intelek Limited	United Kingdom
Intelek Pension Trustees Limited	United Kingdom
IST Fire & Gas DMCC (dormant)	United Arab Emirates
IST Oldham Instruments India Private Limited	India
LeCroy (Beijing) Trading Co., Ltd.	China
Lidar Aviation Services, Inc.	Ontario, Canada
Maple Imaging, LLC	Delaware
Noiseless Accoustics OY (majority interest)	Finland
Ocean Aero, Inc. (minority interest)	Delaware
Oldham-Winter GmbH	Germany
Point Grey Innovation Technology (Beijing) Inc.	China
Raymarine Deutschland GmbH	Germany
Raymarine Finland OY	Finland
Raymarine France SAS	France
Raymarine Holdings Limited	United Kingdom
Raymarine Italia Srl	Italy
Raymarine Norge AS	Norway
Raymarine UK Limited	United Kingdom
Rhombi Holdings Limited	United Kingdom
RIHL Limited	United Kingdom
SCI CEDIP (minority interest)	France
Seapilot AB	Sweden
SevenCs GmbH	Germany
Simtronics AS	Norway
Teledyne Australia Pty Ltd (dormant)	Australia
Teledyne Brown Engineering, Inc.	Delaware
Teledyne C.M.L. Group Limited (dormant)	United Kingdom
Teledyne CARIS B.V.	Netherlands
Teledyne Controls, LLC	Delaware
Teledyne Czech s.r.o.	Czech Republic

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne DALSA (Shanghai) Trading Co., Ltd.	China
Teledyne DALSA B.V.	Netherlands
Teledyne Defense Electronics, LLC	Delaware	Teledyne Coax Switches
Teledyne e2v
Teledyne e2v HiRel Electronics
Teledyne MEC
Teledyne Microwave
Teledyne Microwave Solutions
Teledyne Paradise Datacom
Teledyne Relays
Teledyne Reynolds
Teledyne Storm Microwave
Teledyne TWT Products
Teledyne Wireless
Teledyne Detcon, Inc.	Texas
Teledyne Digital Imaging US, Inc.	Delaware
Teledyne Acton Research Teledyne Acton Optics
Teledyne DALSA
Teledyne e2v US Teledyne Integrated Designs Teledyne Photometrics Teledyne Princeton Instruments Teledyne Rad-icon Imaging
Teledyne Scientific Cameras

Teledyne Digital Imaging, Inc.	Ontario, Canada
Teledyne Caris
Teledyne Dalsa
Teledyne Dalsa Semiconductor
Teledyne Geospatial
Teledyne Lumenera
Teledyne MEMS
Teledyne Micralyne
Teledyne Optech
Teledyne Quantitative Imaging
Teledyne Photometrics
Teledyne Scientific Cameras
Teledyne VariSystems

Teledyne e2v (Beijing) Co., Ltd.	China
Teledyne e2v Semiconductors SAS	France	Teledyne Controls France Teledyne Marine France Teledyne Princeton France
Teledyne e2v Asia Pacific Limited	Hong Kong
Teledyne Energy Systems, Inc.	Delaware
Teledyne Europe Holdings C.V.	Netherlands
Teledyne ETM, Inc.	California
Teledyne FLIR Commercial Systems, Inc.	California
Teledyne FLIR Defense, Inc.	Delaware

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne FLIR EOC, LLC	California
Teledyne FLIR Integrated Imaging Solutions U.S.A., Inc.	Nevada
Teledyne FLIR Maritime US, Inc.	Delaware
Teledyne FLIR Surveillance, Inc.	Delaware
Teledyne FLIR UIS Holding Inc.	Delaware
Teledyne FLIR Unmanned Ground Systems, Inc.	Delaware
Teledyne FLIR, LLC	Delaware
Teledyne FSI Holdings, LLC	Oregon
Teledyne Gas Measurement Instruments Limited	United Kingdom
Teledyne Gavia ehf.	Iceland
Teledyne GmbH	Germany
Teledyne ICM SPRL	Belgium
Teledyne Innovaciones Microelectronics, S.L.U.	Spain
Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Instruments, Inc.	Delaware	Teledyne Advanced Chemistry Systems
Teledyne Advanced Monitoring Solutions
Teledyne Advanced Pollution Instrumentation
Teledyne A-G Geophysical Products
Teledyne AGG
Teledyne Analytical Instruments
Teledyne API
Teledyne Benthos
Teledyne BlueView
Teledyne Cable Solutions
Teledyne CETAC Technologies
Teledyne Construction
Teledyne D.G. O’Brien
Teledyne Geophysical Instruments
Teledyne Hanson Research
Teledyne Hastings Instruments
Teledyne Impulse
Teledyne Isco
Teledyne Laboratory and Field Instruments
Teledyne Leeman Labs
Teledyne Marine
Teledyne Marine Interconnect Solutions
Teledyne Monitor Labs
Teledyne Oceanscience
Teledyne ODI
Teledyne Odom Hydrographic
Teledyne Oil & Gas
Teledyne Process and Air Quality Instruments
Teledyne RD Instruments
Teledyne RDI
Teledyne Real Time Systems
Teledyne RTS
Teledyne SeaBotix
Teledyne SSI
Teledyne Taptone
Teledyne Tekmar
Teledyne TSS Teledyne Water
Teledyne Webb Research
Teledyne Japan Corporation	Japan
Teledyne Korea, Ltd.	South Korea
Teledyne Labtech Limited (dormant)	United Kingdom
Teledyne LeCroy India Trading Private Ltd.	India
Teledyne LeCroy S.A.R.L.	France
Teledyne LeCroy S.R.L.	Italy
Teledyne LeCroy SA	Switzerland

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne LeCroy, Inc.	Delaware	Teledyne LeCroy Frontline Teledyne LeCroy OakGate Teledyne LeCroy Protocol Solutions Group Teledyne Test Services Teledyne Test Tools
Teledyne LeCroy Xena ApS.	Denmark
Teledyne LeCroy Xena, Inc.	Massachusetts
Teledyne Limited	United Kingdom
Teledyne Marine Ltda.	Brazil	Teledyne ODI Brasil; Teledyne Oleo & Gas
Teledyne Netherlands B.V.	Netherlands	Teledyne RESON
Teledyne Oldham Simtronics SAS	France
Teledyne Optech, Inc.	Delaware	Teledyne Geospatial
Teledyne RESON A/S	Denmark
Teledyne RESON, Inc.	California
Teledyne RISI, Inc.	California	Teledyne Electronic Safety Products Teledyne Energetics
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Scientific Company
Teledyne Scientific Imaging GmbH	Germany
Teledyne Signal Processing Devices Sweden AB	Sweden
Teledyne Singapore Private Limited	Singapore
Teledyne Taiwan Company	Taiwan
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies (Shanghai) Co., Ltd.	China
Teledyne Technologies International Corp.	Delaware
Teledyne Technologies Israel Ltd.	Israel

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne UK Limited	United Kingdom	Teledyne Bowtech
Teledyne CML Composites Teledyne Controls UK Teledyne Controls Flight Data Company
Teledyne Cormon
Teledyne Defence and Space
Teledyne Geophysical Instruments (UK)
Teledyne Impulse- PDM
Teledyne Labtech Teledyne LeCroy UK
Teledyne Oil & Gas
Teledyne Paradise Datacom Teledyne Photometrics
Teledyne Relays (UK)
Teledyne Reynolds (UK)

Xena Networks India Private Limited	India